UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2020

DEXCOM, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election Of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective on August 11, 2020, the Board of Directors (the “Board”) of DexCom, Inc. (“Dexcom”) elected Karen Dahut to fill a vacancy on the Board as a Class III director. Ms. Dahut shall hold office for a term expiring at the 2023 Annual Meeting of DexCom’s stockholders, which is the next stockholder meeting at which Class III directors will be elected.

There is no arrangement or understanding between Ms. Dahut and any other persons pursuant to which Ms. Dahut was selected as a director. Ms. Dahut is not a party to and does not have any direct or indirect material interest in any transaction with DexCom required to be disclosed under Item 404(a) of Regulation S-K. The Board determined that Ms. Dahut qualifies as an independent director pursuant to the Securities Act of 1933, as amended, and the listing standards of the Nasdaq Stock Market, in each case as currently in effect. Ms. Dahut also entered into DexCom’s standard form of indemnity agreement for its directors and executive officers, which was filed as Exhibit 10.29 to DexCom’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the Securities and Exchange Commission on February 13, 2020.

Consistent with DexCom’s non-employee director’s compensation policy for non-employee directors, upon appointment, Ms. Dahut was granted an initial retainer grant of restricted stock units with a fair value of $500,000, vesting annually over the three years following the date of grant. Ms. Dahut will also receive the customary annual compensation paid to non-employee directors on or around the annual 2021 stockholder meeting in the form of a grant of restricted stock units with a fair value of $300,000, vesting on the earlier of the date of the first annual stockholder meeting thereafter or one year from the date of grant. The initial retainer grant will be issued under the DexCom Amended and Restated 2015 Equity Incentive Plan, will accelerate in full upon a change of control and will result in the issuance of a number of restricted stock units calculated by dividing the fair value amount of the applicable grant by the average of the closing price of DexCom’s common stock for the 15 trading-day period immediately prior to the date of grant.

Item 8.01	Other Events

DexCom announced the election of Ms. Dahut to the DexCom Board of Directors in a press release furnished as Exhibit 99.01 to this report and is incorporated herein by this reference.

Item 9.01	Financial Statements And Exhibits

(d) Exhibits.

Number	Description

99.01	Press release dated August 12, 2020

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ Patrick M. Murphy
Patrick M. Murphy
Executive Vice President and Chief Legal Officer

Date: August 12, 2020